                                                                     EXHIBIT 1.2

THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT.

VOID AFTER 5:00 P.M., NEW YORK TIME, ON MARCH ____, 2003 OR IF NOT A BUSINESS DAY, AS DEFINED HEREIN, AT 5:00 P.M., NEW YORK TIME, ON THE NEXT FOLLOWING BUSINESS DAY.

                              WARRANT TO PURCHASE
                       ___________ SHARES OF COMMON STOCK
NO. 1
                              WARRANT TO PURCHASE
                                  COMMON STOCK
                                       OF
                               BNC MORTGAGE, INC.
                    TRANSFER RESTRICTED -- SEE SECTION 5.02

          This certifies that, for good and valuable consideration, CIBC Oppenheimer Corp., and its registered, permitted assigns [NOTE: SEPARATE WARRANT TO BE ISSUED TO PIPER JAFFRAY INC.] (collectively, the "Warrantholder"), is entitled to purchase from BNC Mortgage, Inc., a Delaware corporation (the "Company"), subject to the terms and conditions hereof, at any time on or after 9:00 A.M., New York time, on March ____, 1999, and before 5:00 P.M., New York time, on March ____, 2003 (or, if such day is not a Business Day, at or before 5:00 P.M., New York time, on the next following Business Day), the number of fully paid and non-assessable shares of Common Stock stated above at the Exercise Price. The Exercise Price and the number of shares purchasable hereunder are subject to adjustment from time to time as provided in Article III hereof.

                                   ARTICLE I

            SECTION 1.01:  DEFINITION OF TERMS.  As used in this Warrant, the
            ------------   -------------------
following capitalized terms shall have the following respective meanings:

          (a) Business Day:  A day other than a Saturday, Sunday or other day on
              ------------
    which banks in the State of New York are authorized by law to remain closed.

          (b) Common Stock:  Common Stock, $.01 par value per share, of the
              ------------
    Company.

          (c) Common Stock Equivalents:  Securities that are convertible into or
              ------------------------
    exercisable for shares of Common Stock.

          (d) Demand Registration:  See Section 6.02.
              -------------------

          (e)  Exchange Act:  The Securities Exchange Act of 1934, as amended
               ------------
from time to time.

          (f) Exercise Price:  $[_____________] per Warrant Share, as such price
              --------------
may be adjusted from time to time pursuant to Article III hereof.

          (g) Expiration Date:  5:00 P.M., New York time, on March ____, 2003 or
              ---------------
if such day is not a Business Day, the next succeeding day which is a Business Day.

          (h) 25% Holders:  At any time as to which a Demand Registration is
              -----------
requested, the Holder and/or the holders of any other Warrants and/or the holders of Warrant Shares who have the right to acquire or hold, as the case may be, not less than 25% of the combined total of Warrant Shares issuable and Warrant Shares outstanding at the time such Demand Registration is requested.

          (i) Holder:  A Holder of Registrable Securities.
              ------

          (j) NASD:  National Association of Securities Dealers, Inc.; and
              ----
NASDAQ: NASD Automatic Quotation System.
------

          (k) Person:  An individual, partnership, joint venture, corporation,
              ------
trust, unincorporated organization or government or any department or agency thereof.

          (l) Piggyback Registration:  See Section 6.01.
              ----------------------

          (m) Prospectus:  Any prospectus included in any Registration
              ----------
Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and all other amendments and supplements to the Prospectus, including post-effective amendments and all material incorporated by reference in such Prospectus.

          (n) Public Offerings:  A public offering of any of the Company's
              ----------------
equity or debt securities pursuant to a registration statement under the Securities Act.

          (o) Registration Expenses:  Any and all expenses incurred in
              ---------------------
connection with any registration or action incident to performance of or compliance by the Company with Article VI, including, without limitation,
(i) all SEC, national securities exchange and NASD registration and filing fees; all listing fees and all transfer agent fees; (ii) all fees and expenses of complying with state securities or blue sky laws (including the fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities; (iii) all printing, mailing, messenger and delivery expenses and (iv) all fees and disbursements of counsel for the Company and of its accountants, including the expenses of any special audits and/or "cold comfort" letters required by or incident to such performance and compliance, but excluding underwriting discounts and commissions, brokerage fees and transfer taxes, if any, and fees of counsel or accountants retained by the holders of Registrable Securities to advise them in their capacity as Holders of Registrable Securities.

          (p) Registrable Securities:  Any Warrant Shares issued to CIBC
              ----------------------
Oppenheimer Corp. and Piper Jaffray Inc. and/or their designees or transferees as permitted under Section 5.02 and/or other securities that may be or are issued by the Company upon exercise of this Warrant, including those which may thereafter be issued by the Company in respect of any such securities by means of any stock splits, stock dividends, recapitalizations, reclassifications or the like, and as adjusted pursuant to Article III hereof.

          (q) Registration Statement:  Any registration statement of the Company
              ----------------------
filed or to be filed with the SEC which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including all amendments (including post-effective amendments) and supplements thereto, all exhibits thereto and all material incorporated therein by reference.

          (r) SEC:  The Securities and Exchange Commission or any other federal
              ---
agency at the time administering the Securities Act or the Exchange Act.

          (s) Securities Act:  The Securities Act of 1933, as amended from time
              --------------
to time.

          (t)  Transfer:  See Section 5.02.
               --------

          (u) Warrants:  This Warrant, all other warrants issued on the date
              --------
hereof and all other warrants that may be issued in its or their place (together evidencing the right to purchase an aggregate of [ ] shares of Common Stock), originally issued as set forth in the definition of Registrable Securities.

          (v) Warrantholder:  The person(s) or entity(ies) to whom this Warrant
              -------------
is originally issued, or any successor in interest thereto, or any assignee or transferee thereof, in whose name this Warrant is registered upon the books to be maintained by the Company for that purpose.

          (w) Warrant Shares:  Common Stock, Common Stock Equivalents and other
              --------------
securities purchased or purchasable upon exercise of the Warrants.

                                   ARTICLE II
                        DURATION AND EXERCISE OF WARRANT
                        --------------------------------

            SECTION 2.01:  DURATION OF WARRANT.  Subject to the limitations
            ------------   -------------------
specified in (S) 2.02.(a)(ii) regarding a Cashless Exercise, the Warrantholder may exercise this Warrant at any time and from time to time after 9:00 A.M., New York time, on March___, 1999, and before 5:00 P.M., New York time, on the Expiration Date. If this Warrant is not exercised on or prior to the Expiration Date, it shall become void, and all rights hereunder shall thereupon cease.

            SECTION 2.02:  EXERCISE OF WARRANT.
            ------------   -------------------

          (a) The Warrantholder may exercise this Warrant, in whole or in part, as follows:

              (i) By presentation and surrender of this Warrant to the Company at its principal executive offices or at the office of its stock transfer agent, if any, with the Subscription Form annexed hereto duly executed and accompanied by payment of the full Exercise Price for each Warrant Share to be purchased; or

             (ii) By presentation and surrender of this Warrant to the Company at its principal executive offices with a Cashless Exercise Form annexed hereto duly executed (a "Cashless Exercise"). In the event of a Cashless Exercise, the Warrantholder shall exchange its warrant for that number of shares of Common Stock determined by multiplying the number of Warrant Shares by a fraction, the numerator of which shall be the amount by which the then current market price per share of Common Stock exceeds the Exercise Price, and the denominator of which shall be the then current market price per share of Common Stock. For purposes of any computation under this Section 2.02(a)(ii), the then current market price per share of Common Stock at any date shall be deemed to be the average of the daily closing prices for 20 consecutive trading days commencing 30 trading days before such date. The closing price for each day shall be the last sale price regular way or, in case no such reported sales take place on such day, the average of the last reported bid and asked prices regular way, in either case on the principal national securities exchange on which the Common Stock is admitted to trading or listed, or if not listed or admitted to trading on any such exchange, the representative closing bid price as reported by NASDAQ, or other similar organization if NASDAQ is no longer reporting such information, or if not so available, the fair market price as determined by the Board of Directors of the Company.

          (b) Upon receipt of this Warrant, in the case of Section 2.02 (a) (i), with the Subscription Form duly executed and accompanied by payment of the aggregate Exercise Price for the Warrant Shares for which this Warrant is then being exercised, or, in the case of Section 2.02 (a) (ii), with the Cashless Exercise Form duly executed, the Company shall cause to be issued certificates for the total number of whole shares of Common Stock for which this Warrant is being exercised (adjusted to reflect the effect of the anti-dilution provisions contained in Article III hereof, if any, and as provided in Section 2.04 hereof) in such denominations as are requested for delivery to the Warrantholder, and the Company shall thereupon deliver such certificates to the Warrantholder. The Warrantholder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Warrantholder. If at the time this Warrant is exercised, a Registration Statement is not in effect to register under the Securities Act the issuance of the Warrant Shares upon exercise of this Warrant, the Company may require the Warrantholder to make such representations, and may place such legends on certificates representing the Warrant Shares, as may be reasonably required in the opinion of counsel to the Company to permit the Warrant Shares to be issued without such registration.

          (c) In case the Warrantholder shall exercise this Warrant with respect to less than all of the Warrant Shares that may be purchased under this Warrant, the Company shall execute a new warrant in the form of this Warrant for the balance of such Warrant Shares and deliver such new warrant to the Warrantholder.

          (d) The Company shall pay any and all stock transfer and similar taxes which may be payable in respect of the issue of this Warrant or in respect of the issue of any Warrant Shares; provided, however, that the Company shall not-be required to pay any tax which may be payable in respect of any transfer of this Warrant, or the Warrant Shares, by any Warrantholder.

     SECTION 2.03:  RESERVATION OF SHARES.  The Company hereby agrees
     -------------  ---------------------
that at all times there shall be reserved for issuance and delivery upon exercise of this Warrant such number of shares of Common Stock or other shares of capital stock of the Company from time to time issuable upon exercise of this Warrant. All such shares shall be duly authorized, and when issued upon such exercise, shall be validly issued, fully paid and nonassessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale and free and clear of all preemptive rights (except the restrictions imposed by the legend appearing at the top of Page 1 of this Warrant).

      SECTION 2.04:  FRACTIONAL SHARES.  The Company shall not be required
      -------------  -----------------
to issue any fraction of a share of its capital stock in connection with the exercise of this Warrant, and in any case where the Warrantholder would, except for the provisions of this Section 2.04, be entitled under the terms of this Warrant to receive a fraction of a share upon the exercise of this Warrant, the Company shall, upon the exercise of this Warrant and tender of the Exercise Price (as adjusted to cover the balance of the share), issue the larger number of whole shares purchasable upon exercise of this Warrant. The Company shall not be required to make any cash or other adjustment in respect of such fraction of a share to which the Warrantholder would otherwise be entitled.

      SECTION 2.05:  LISTING.  Prior to the issuance of any shares of
      -------------  -------
Common Stock upon exercise of this Warrant, the Company shall secure the listing of such shares of Common Stock upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance upon exercise of this Warrant) and shall maintain, so long as any other shares of Common Stock shall so be listed, such listing of all shares of Common Stock from time to time issuable upon the exercise of this Warrant; and the Company shall so list on each national securities exchange or automated quotation system, and shall maintain such listing of, any other shares of capital stock of the Company issuable upon the exercise of this Warrant if and so long as any shares of the same class shall be listed on such national securities exchange or automated quotation system.

                                  ARTICLE III
      ADJUSTMENT OF SHARES OF COMMON STOCK PURCHASABLE AND OF EXERCISE PRICE
      ----------------------------------------------------------------------

     The Exercise Price and the number and kind of Warrant Shares shall be subject to adjustment from time to time upon the happening of certain events as provided in this Article III.

      SECTION 3.01:  MECHANICAL ADJUSTMENTS.
      -------------  ----------------------

          (a) If at any time prior to the exercise of this Warrant in full, the Company shall (i) declare a dividend or make a distribution on the Common Stock payable in shares of its capital stock (whether shares of Common Stock or of capital stock of any other class); (ii) subdivide, reclassify or recapitalize outstanding Common Stock into a greater number of shares;
      (iii) combine, reclassify or recapitalize its outstanding Common Stock into a smaller number of shares; or (iv) issue any shares of its capital stock by reclassification of its Common Stock (including any such reclassification in connection with a consolidation or a merger in which the Company is the continuing corporation), the Exercise Price in effect at the time of the record date of such dividend, distribution, subdivision, combination, reclassification or recapitalization shall be adjusted so that the Warrantholder shall be entitled to receive the aggregate number and kind of shares which, if this Warrant had been exercised in full immediately prior to such event, it would have owned upon such exercise and been entitled to receive by virtue of such dividend, distribution, subdivision, combination, reclassification or recapitalization. Any adjustment required by this paragraph 3.01(a) shall be made successively immediately after the record date, in the case of a dividend or distribution, or the effective date, in the case of a subdivision, combination, reclassification or recapitalization, to allow the purchase of such aggregate number and kind of shares.

          (b) If at any time prior to the exercise of this Warrant in full, the Company shall fix a record date for the issuance or making a distribution to all holders of Common Stock

      (including any such distribution to be made in connection with a consolidation or merger in which the Company is to be the continuing corporation) of evidences of its indebtedness, any other securities of the Company or any cash, property or other assets (excluding a combination, reclassification or recapitalization referred to in Section 3.01(a), regular cash dividends or cash distributions paid out of net profits legally available therefor and in the ordinary course of business and subscription rights, options or warrants for Common Stock or Common Stock Equivalents (any such nonexcluded event being herein called a "Special Dividend"), (i) the Exercise Price shall be decreased immediately after the record date for such Special Dividend to a price determined by multiplying the Exercise Price then in effect by a fraction, the numerator of which shall be the then current market price of the Common Stock (as defined in Section 3.01(e)) on such record date less the fair market value (as determined by the Company's Board of Directors) of the evidences of indebtedness, securities or property, or other assets issued or distributed in such Special Dividend applicable to one share of Common Stock or of such subscription rights, options or warrants applicable to one share of Common Stock and the denominator of which shall be such then current market price per share of Common Stock (as so determined) and (ii) the number of shares of Common Stock subject to purchase upon exercise of this Warrant shall be increased to a number determined by multiplying the number of shares of Common Stock subject to purchase immediately before such Special Dividend by a fraction, the numerator of which shall be the Exercise Price in effect immediately before such Special Dividend and the denominator of which shall be the Exercise Price in effect immediately after such Special Dividend. Any adjustment required by this paragraph 3.01(b) shall be made successively whenever such a record date is fixed and in the event that such distribution is not so made, the Exercise Price shall again be adjusted to be the Exercise Price that was in effect immediately prior to such record date.

          (c) If at any time prior to the exercise of this Warrant in full, the Company shall make a distribution to all holders of the Common Stock of stock of a subsidiary or securities convertible into or exercisable for such stock, then in lieu of an adjustment in the Exercise Price or the number of Warrant Shares purchasable upon the exercise of this warrant, each Warrantholder, upon the exercise hereof at any time after such distribution, shall be entitled to receive from the Company, such subsidiary or both, as the Company shall determine, the stock or other securities to which such Warrantholder would have been entitled if such Warrantholder had exercised this Warrant immediately prior thereto, all subject to further adjustment as provided in this Article III, and the Company shall reserve, for the life of the Warrant, such securities of such subsidiary or other corporation; provided, however, that no
                                            -------- -------
      adjustment in respect of dividends or interest on such stock or other securities shall be made during the term of this Warrant or upon its exercise.

          (d) Whenever the Exercise Price payable upon exercise of each Warrant is adjusted pursuant to one or more of paragraphs (a) and (b) of this
      Section 3.01, the Warrant Shares shall simultaneously be adjusted by multiplying the number of Warrant Shares initially issuable upon exercise of each Warrant by the Exercise Price in effect on the date of such adjustment and dividing the product so obtained by the Exercise Price, as adjusted.

          (e) For the purpose of any computation under this Section 3.01, the current market price per share of Common Stock at any date shall be deemed to be the average of the daily closing prices for 20 consecutive trading days commencing 30 trading days before such date. The closing price for each day shall be the last sale price regular way or, in case no such reported sales take place on such day, the average of the last reported bid and asked prices regular way, in either case on the principal national securities exchange on which the Common Stock is admitted to trading or listed, or if not listed or admitted to trading on any such exchange, the representative closing bid price as reported by NASDAQ, or other similar organization if NASDAQ is no longer reporting such information, or if not so available, the fair market price as determined by the Board of Directors of the Company.

          (f) No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least ten cents ($.10) in such price; provided, however, that any adjustments which by
                            -------- -------
      reason of this paragraph (f) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 3.01 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. Notwithstanding anything in this Section 3.01 to the contrary, the Exercise Price shall not be reduced to less than the then existing par value of the Common Stock as a result of any adjustment made hereunder.

           (h) In the event that at any time, as a result of any adjustment made pursuant to Section 3.01(a), the Warrantholder thereafter shall become entitled to receive any shares of the Company other than Common Stock, thereafter the number of such other shares so receivable upon exercise of any Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Section 3.01(a).

      SECTION 3.02:  NOTICE OF ADJUSTMENT.  Whenever the number of Warrant
      ------------   --------------------
Shares or the Exercise Price is adjusted as herein provided, the Company shall prepare and deliver forthwith to the Warrantholder a certificate signed by its President, and by any Vice President, Treasurer or Secretary, setting forth the adjusted number of shares purchasable upon the exercise of this Warrant and the Exercise Price of such shares after such adjustment, a brief statement of the facts requiring such adjustment and the computation by which adjustment was made.

      SECTION 3.03:  NO ADJUSTMENT FOR DIVIDENDS.  Except as provided in
      ------------   ---------------------------
Section 3.01 of this Agreement, no adjustment in respect of any cash dividends paid by the Company shall be made during the term of this Warrant or upon the exercise of this Warrant.

      SECTION 3.04:  PRESERVATION OF PURCHASE RIGHTS IN CERTAIN
      ------------   ------------------------------------------
TRANSACTIONS.  In case of any reclassification, capital reorganization or other
------------
change of outstanding shares of Common Stock (other than a subdivision or a combination of the outstanding Common Stock and other than a change in the par value of the Common Stock or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with a subsidiary in which the Company is the continuing corporation and said merger does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the class issuable upon exercise of this Warrant)) or in case of any sale, lease, transfer or conveyance to another corporation of the property and assets of the Company as an entirety or substantially as an entirety, the Company shall, as a condition precedent to such transaction, cause such successor or purchasing corporation, as the case may be, to execute with the Warrantholder an agreement granting the Warrantholder the right thereafter, upon payment of the Exercise Price in effect immediately prior to such action, to receive upon exercise of this Warrant the kind and amount of shares and other securities and property which he would have owned or have been entitled to receive after the happening of such reclassification, change, consolidation, merger, sale or conveyance had this Warrant been exercised immediately prior to such action. Such agreement shall provide for adjustments in respect of such shares of stock and other securities and property, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article III. In the event that in connection with any such reclassification, capital reorganization, change, consolidation, merger, sale or conveyance, additional shares of Common Stock shall be issued in exchange, conversion, substitution or payment, in whole or in part, for, or of, a security of the Company other than Common Stock, any such issue shall be treated as an issue of Common Stock covered by the provisions of Article III. The provisions of this Section 3.04 shall similarly apply to successive reclassification, capital reorganizations, consolidations, mergers, sales or conveyances.

      SECTION 3.05:  FORM OF WARRANT AFTER ADJUSTMENTS.  The form of this
      ------------   ---------------------------------
Warrant need not be changed because of any adjustments in the Exercise Price or the number or kind of the Warrant Shares, and Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in this Warrant, as initially issued.

      SECTION 3.06:  TREATMENT OF WARRANTHOLDER.  Prior to due presentment
      ------------   --------------------------
for registration of transfer of this Warrant, the Company may deem and treat the Warrantholder as the absolute owner of this Warrant (notwithstanding any notation of ownership or other writing hereon) for all purposes and shall not be affected by any notice to the contrary.

                                   ARTICLE IV
              OTHER PROVISIONS RELATING TO RIGHTS OF WARRANTHOLDER
              ----------------------------------------------------

      SECTION 4.01:  NO RIGHTS AS SHAREHOLDERS; NOTICE TO WARRANTHOLDERS.
      ------------   ---------------------------------------------------
Nothing contained in this Warrant shall be construed as conferring upon the Warrantholder or his or its transferees the right to vote or to receive dividends or to consent to or receive notice as a shareholder in respect of any meeting of shareholders for the election of directors of the Company or any other matter, or any other rights whatsoever as shareholders of the Company. The Company shall give notice to the Warrantholder by registered mail if at any time prior to the expiration or exercise in full of the Warrants, any of the following events shall occur:

          (a) the Company shall authorize the payment of any dividend upon shares of Common Stock payable in any securities or authorize the making of any distribution (other than a cash dividend subject to the parenthetical set forth in Section 3.01(b)) to all holders of Common Stock;

          (b) the Company shall authorize the issuance to all holders of Common Stock of any additional shares of Common Stock or Common Stock Equivalents or of rights, options or warrants to subscribe for or purchase Common Stock or Common Stock Equivalents or of any other subscription rights, options or warrants;

          (c) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation, merger, or sale or conveyance of the property of the Company as an entirety or substantially as an entirety); or

          (d) a capital reorganization or reclassification of the Common Stock (other than a subdivision or combination of the outstanding Common Stock and other than a change in the par value of the Common Stock) or any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or change of Common Stock outstanding) or in the case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety.

          Such giving of notice shall be initiated (i) at least 10 Business Days prior to the date fixed as a record date or effective date or the date of closing of the Company's stock transfer books for the determination of the shareholders entitled to such dividend, distribution or subscription rights, or for the determination of the shareholders entitled to vote on such proposed merger, consolidation, sale, conveyance, dissolution, liquidation or winding up. Such notice shall specify such record date or the date of closing the stock transfer books, as the case may be. Failure to provide such notice shall not affect the validity of any action taken in connection with such dividend, distribution or subscription rights, or proposed merger, consolidation, sale, conveyance, dissolution, liquidation or winding up.

      SECTION 4.02:  LOST, STOLEN, MUTILATED OR DESTROYED WARRANTS.  If
      ------------   ---------------------------------------------
this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may in its discretion impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as and in substitution for this Warrant.

                                   ARTICLE V
            SPLIT-UP, COMBINATION EXCHANGE AND TRANSFER OF WARRANTS

      SECTION 5.01:  SPLIT-UP, COMBINATION, EXCHANGE AND TRANSFER OF WARRANTS.
      ------------   --------------------------------------------------------
Subject to the provisions of Section 5.02 hereof, this Warrant may be split up, combined or exchanged for another Warrant or Warrants containing the same terms to purchase a like aggregate number of Warrant Shares. If the Warrantholder desires to split up, combine or exchange Warrants, he or it shall make such request in writing delivered to the Company and shall surrender to the Company any Warrants to be so split up, combined or exchanged. Upon any such surrender for a split up, combination or exchange, the Company shall execute and deliver to the person entitled thereto a Warrant or Warrants, as the case may be, as so requested. The Company shall not be required to effect any split up, combination or exchange which will result in the issuance of a Warrant entitling the Warrantholder to purchase upon exercise a fraction of a share of Common Stock or a fractional Warrant. The Company may require such Warrantholder to pay a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any split up, combination or exchange of Warrants.

      SECTION 5.02:  RESTRICTIONS ON TRANSFER.  Neither this Warrant nor
      ------------   ------------------------
the Warrant Shares may be disposed of or encumbered (any such action, a "Transfer"), except (i) to CIBC Oppenheimer Corp., any successor to the business of such company, or any officer of such company, or (ii) to any underwriter in connection with a Public Offering of the Common Stock, provided (as to (ii)) that this Warrant is exercised upon such Transfer and the shares of Common Stock issued upon such exercise are sold by such underwriter as part of such Public Offering and, as to both (i) and (ii), only in accordance with and subject to the provisions of the Securities Act and the rules and regulations promulgated thereunder. If at the time of a Transfer, a Registration Statement is not in effect to register this Warrant or the Warrant Shares, the Company may require the Warrantholder to make such representations, and may place such legends on certificates representing this Warrant, as may be reasonably required in the opinion of counsel to the Company to permit a Transfer without such registration.

                                   ARTICLE VI
                 REGISTRATION UNDER THE SECURITIES ACT OF 1933
                 ---------------------------------------------

      Section 6.01:  PIGGYBACK REGISTRATION.
      ----------------------

          (a) Right to Include Registrable Securities.  If at any time or from
              ---------------------------------------
      time to time after March___, 1999 and prior to the Expiration Date, the Company proposes to register any of its securities under the Securities Act on any form for the registration of securities under such Act, whether or not for its own account (other than by a registration statement on Form S-8 or other form which does not include substantially the same information as would be required in a form for the general registration of securities or would not be available for the

      Registrable Securities) (a "Piggyback Registration"), it shall as expeditiously as possible give written notice to all Holders of its intention to do so and of such Holders' rights under this Section 6.01. Such rights are referred to hereinafter as "Piggyback Registration Rights." Upon the written request of any such Holder made within 20 days after receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such Holder), the Company shall include in the Registration Statement the Registrable Securities which the Company has been so requested to register by the Holders thereof and the Company shall keep such registration statement in effect and maintain compliance with each Federal and state law or regulation for the period necessary for such Holder to effect the proposed sale or other disposition (but in no event for a period greater than 120 days).

          (b) Withdrawal of Piggyback Registration by Company.  If, at any time
              -----------------------------------------------
      after giving written notice of its intention to register any securities in a Piggyback Registration but prior to the effective date of the related Registration Statement, the Company shall determine for any reason not to register such securities, the Company shall give written notice of such determination to each Holder and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such Piggyback Registration. All best efforts obligations of the Company pursuant to Section 6.04 shall cease if the Company determines to terminate prior to such effective date any registration where Registrable Securities are being registered pursuant to this Section 6.01.

          (c) Piggyback Registration of Underwritten Public Offerings.  If a
              -------------------------------------------------------
      Piggyback Registration involves an offering by or through underwriters, then, (i) all Holders requesting to have their Registrable Securities included in the Company's Registration Statement must sell their Registrable Securities to the underwriters selected by the Company on the same terms and conditions as apply to other selling shareholders and
      (ii) any Holder requesting to have his or its Registrable Securities included in such Registration Statement may elect in writing, not later than three Business Days prior to the effectiveness of the Registration Statement filed in connection with such registration, not to have his or its Registrable Securities so included in connection with such registration.

          (d) Payment of Registration Expenses for Piggyback Registration.  The
              -----------------------------------------------------------
      Company shall pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to a Piggyback Registration Right contained in this Section 6.01.

          (e) Priority in Piggyback Registration.  If a Piggyback Registration
              ----------------------------------
      involves an offering by or through underwriters, the Company shall not be required to include Registrable Shares therein if and to the extent the underwriter managing the offering reasonably believes in good faith and advises each Holder requesting to have Registrable Securities included in the Company's Registration Statement that such inclusion would materially adversely affect such offering; provided that (i)
      any such reduction of elimination shall be pro rata to all other holders
                                                 --------
      of the securities of the Company exercising "piggyback registration rights" similar to those set forth herein in proportion to the respective number of shares they have requested to be registered, and (ii) in such event, such Holders may delay any offering by them of all Registrable Shares requested to be included (or that portion of such Registrable Shares eliminated for such period, not to exceed 90 days, as the managing underwriter shall request) and the Company shall file such supplements and post-effective amendments and take such other action necessary under Federal and state law or regulation as may be necessary to permit such Holders to make their proposed offering for a period of 90 days following such period of delay.

      SECTION 6.02:  DEMAND REGISTRATION.
      ------------   --------------------

          (a) Request for Registration.  If, at any time subsequent to March
              ------------------------
      ___, 1999 and prior to the Expiration Date, any 25% Holders request that the Company file a registration statement under the Securities Act, the Company as soon as practicable shall use its best efforts to file a registration statement with respect to all Warrant Shares that it has been so requested to include and obtain the effectiveness thereof, and to take all other action necessary under any Federal or state law or regulation to permit the Warrant Shares that are then held and/or that may be acquired upon the exercise of the Warrants specified in the notices of the Holders or holders thereof to be sold or otherwise disposed of, and the Company shall maintain such compliance with each such Federal and state law and regulation for the period necessary for such Holders or holders to effect the proposed sale or other disposition (but in no event for more than 120 days); provided, however, the Company shall be entitled, no more than
             -------- -------
      once during such period, to defer such registration for a period of up to 60 days if and to the extent that its Board of Directors shall determine that such registration would interfere with a pending corporate transaction or would require the disclosure, pursuant to such registration, of material information, which disclosure has been determined, by the Board of Directors of the Company in good faith, to be not in the best interests of the Company (any cash request being a "Demand Registration"). The Company shall also promptly give written notice to the Holder and the holders of any other Warrants and/or the holders of any Warrant Shares who or that have not made a request to the Company pursuant to the provisions of this subsection (a) of its intention to effect any required registration or qualification and shall use its best efforts to effect as expeditiously as possible such registration or qualification of all other such Warrant Shares that are then held and/or that may be acquired upon the exercise of the Warrants, the Holder or holders of which have requested such registration or qualification, within 15 days after such notice has been given by the Company, as provided in the preceding sentence. The Company shall be required to effect a registration or qualification pursuant to this subsection (a) on one occasion only.

          (b) Payment of Registration Expenses for Demand Registration.  The
              --------------------------------------------------------
      Company shall pay all Registration Expenses in connection with the Demand
      Registration.

          [(c) Selection of Underwriters.  If, within three years of the date
               -------------------------
      hereof, any Demand Registration is requested to be in the form of an underwritten offering, the managing underwriter shall be CIBC Oppenheimer Corp., the co-manager shall be Piper Jaffray Inc. and the independent pricer required under the rules of the NASD (if any) shall be selected and obtained by the Holders of a majority of the Warrant Shares to be registered. Such selection shall be subject to the Company's consent, which consent shall not be unreasonably withheld. All fees and expenses (other than Registration Expenses otherwise required to be paid) of any managing underwriter, any co-manager or any independent underwriter or other independent pricer required under the rules of the NASD shall be paid for by such underwriters or by the Holders or holders whose shares are being registered. If CIBC Oppenheimer Corp. should decline to serve as managing underwriter, then Piper Jaffray Inc. shall be the managing underwriter. If Piper Jaffray Inc. also declines to serve as managing underwriter, then the Holders of a majority of the Warrant Shares to be registered may select and obtain one or more managing underwriters. Such selection shall be subject to the Company's consent, which consent shall not be unreasonably withheld. Neither CIBC Oppenheimer Corp. nor Piper Jaffray Inc. shall have more than one opportunity to waive or terminate any rights under this Section 6.02(c) in consideration of any payment or fee (any such payment or fee, a "Waiver Fee"). CIBC Oppenheimer Corp. or Piper Jaffray Inc. shall in no event be entitled to a Waiver Fee which has a value in excess of one percent (1%) of the proceeds of the Offering or five percent (5%) of the underwriting discount or commissions paid in connection with such underwritten demand registration.]

      SECTION 6.03:  BUY-OUTS OF REGISTRATION DEMAND.  In lieu of carrying
      ------------   -------------------------------
out its obligations to effect a Piggyback Registration or Demand Registration of any Registrable Securities pursuant to this Article VI, the Company may carry out such obligation by offering to purchase and purchasing such Registrable Securities requested to be registered at an amount in cash equal to the difference between (a) the last sale price of the Common Stock on the day the request for registration is made and (b) the Exercise Price in effect on such day.

      SECTION 6.04:  REGISTRATION PROCEDURES.  If and whenever the Company
      ------------   -----------------------
is required to use its best efforts to take action pursuant to any Federal or state law or regulation to permit the sale or other disposition of any Warrant Shares that are then held or that may be acquired upon exercise of the Warrants, in order to effect or cause the registration of any Registrable Securities under the Securities Act as provided in this Article VI, the Company shall, as expeditiously as practicable:

          (a) furnish to each selling Holder of Registrable Securities and the underwriters, if any, without charge, as many copies of the Registration Statement, the Prospectus or the Prospectuses (including each preliminary prospectus) and any amendment or supplement thereto as they may reasonably request;

          (b) enter into such agreements (including an underwriting agreement) and take all such other actions reasonably required in connection therewith in order to expedite or facilitate the disposition of such Registrable Securities and in such connection, if the registration is in connection with an underwritten offering (i) make such representations and warranties to the underwriters in such form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings and confirm the same if and when requested; (ii) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions in form, scope and substance shall be reasonably satisfactory to the underwriters) addressed to the underwriters and the Holders covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such underwriters; (iii) obtain "cold comfort" letters and updates thereof from the Company's accountants addressed to the underwriters such letters to be in customary form and to cover matters of the type customarily covered in "cold comfort" letters to underwriters and the Holders in connection with underwritten offerings; (iv) set forth in full, in any underwriting agreement entered into, the indemnification provisions and procedures of Section 6.06 hereof with respect to all parties to be indemnified pursuant to said Section; and (v) deliver such documents and certificates as may be reasonably requested by the underwriters to evidence compliance with clause (i) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company; the above shall be done at each closing under such underwriting or similar agreement or as and to the extent required thereunder;

          (c) make available for inspection by one or more representatives of the Holders of Registrable Securities being sold, any underwriter participating in any disposition pursuant to such registration, and any attorney or accountant retained by such Holders or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such representatives in connection with such;

          (d) otherwise use its best efforts to comply with all applicable Federal and state regulations; and take such other action as may be reasonably necessary or advisable to enable each such Holder and each such underwriter to consummate the sale or disposition in such jurisdiction or jurisdiction, in which any such Holder or underwriter shall have requested that the Registrable Securities be sold; provided, however, that the
                                               -------- --------
      Company shall not be required in connection therewith to qualify to do business as a foreign corporation or take any action that would subject it to taxation or general service of process in any jurisdiction where it is not then so qualified or subject.

          Except as otherwise provided in this Agreement, the Company shall have sole control in connection with the preparation, filing, withdrawal, amendment or supplementing of each Registration Statement, the selection of underwriters, and the distribution of any preliminary prospectus included in the Registration Statement, and may include within the coverage thereof additional shares of Common Stock or other securities for its own account or for the account of one or more of its other security holders;

          Each seller of Registrable Securities as to which any registration is being effected shall furnish to the Company such information regarding the distribution of such securities and such other information as may otherwise be required by the Securities Act to be included in such Registration Statement.

      SECTION 6.05:  WITHDRAWAL OF REGISTRATION RIGHTS.  The Company shall not
      -------------  ---------------------------------
be required by this Article VI to file any Registration Statement if, in the opinion of counsel for the Warrantholders and the Company (or, should they not agree, in the opinion of another counsel experienced in securities law matters acceptable to counsel for such holders and the Company), the proposed public offering or other transfer as to which such Registration Statement is requested is exempt from applicable federal and state securities laws and would result in all purchasers or transferees obtaining securities which are not "restricted securities," as defined in Rule 144 under the Act. This Article VI shall terminate and be of no further force or effect at the first date as of which all of the Warrant Shares then issuable upon exercise of the Warrants may be sold publicly pursuant to Rule 144(k).

      SECTION 6.06:  INDEMNIFICATION.
      ------------   ---------------

          (a) Indemnification by Company.  In connection with each Registration
              --------------------------
      Statement relating to disposition of Registrable Securities, the Company shall indemnify and hold harmless each Holder and each underwriter of Registrable Securities and each Person, if any, who controls such Holder or underwriter (within the meaning of Section 15 of the Securities Act or
      Section 20 of the Exchange Act) against any and all losses, claims, damages and liabilities, joint or several (including any reasonable investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other Federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or preliminary prospectus or any amendment thereof or supplement thereto, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that such indemnity shall not inure to the
                  --------  -------
      benefit of any Holder or underwriter (or any Person controlling such Holder or underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) on account of any losses, claims, damages or liabilities arising from the sale of Registrable Securities if such untrue statement or omission or alleged untrue statement or omission was made in such Registration Statement, Prospectus or preliminary prospectus, or such amendment or supplement, in reliance upon and in conformity with information furnished in writing to the Company by the Holder or underwriter specifically for use therein and provided, further,
                                                             --------  -------
      that with respect to any Preliminary Prospectus, the foregoing indemnification shall not inure to the benefit of any Underwriter from whom the person asserting any loss, claim, damage, liability or expense purchased Shares, or to any person controlling such Underwriter, if copies of the Prospectus were timely delivered to such Underwriter pursuant to the terms hereof and a copy of the Prospectus (as then amended or supplemented if the Company shall have timely furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law to have been so delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if such Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or expense. This indemnity agreement shall be in addition to any liability which the Company may otherwise have.

          (b) Indemnification by Holder.  In connection with each Registration
              -------------------------
      Statement, each Holder shall indemnify, to the same extent as the indemnification provided by the Company in Section 6.06(a), the Company, its directors and each officer who signs the Registration Statement and each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) but only insofar as such losses, claims, damages and liabilities arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which was made in the Registration Statement, the Prospectus or preliminary prospectus or any amendment thereof or supplement thereto, in reliance upon and in conformity with information furnished in writing by such Holder to the Company specifically for use therein. In no event shall the liability of any selling Holder of Registrable Securities hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation. The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above, with respect to information so furnished in writing by such Persons specifically for inclusion in any Prospectus, Registration Statement or preliminary prospectus or any amendment thereof or supplement thereto.

          (c) Conduct of Indemnification Procedure.  Any party that proposes to
              ------------------------------------
      assert the right to be indemnified hereunder will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section, notify each such indemnifying party of the commencement of such action, suit or proceeding, enclosing a copy of all papers served. No indemnification provided for in Section 6.06(a) or 6.06(b) shall be available to any party who shall fail to give notice as provided in this Section 6.06(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was prejudiced by the failure to give such notice, but the omission so to notify such indemnifying party of any such action, suit or proceeding shall not relieve it from any liability that it may have to any indemnified party for contribution or otherwise than under this Section. In case any such action, suit or proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and the approval by the indemnifying party to such indemnified party of its election so to assume the defense thereof and the approval by the indemnified party of such counsel, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses, except as provided below and except for the reasonable costs of investigation subsequently incurred by such indemnified party in connection with the defense thereof. The indemnified party shall have the right to employ its counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party has been authorized in writing by the indemnifying parties, (ii) the indemnified party shall have reasonably concluded, based on the advice of its counsel, that there may be a conflict of interest between the indemnifying parties and the indemnified party in the conduct of the defense of such action (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party) or (iii) the indemnifying parties shall not have employed counsel to assume the defense of such action within a reasonable time after notice of the commencement thereof, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying parties, it being understood, however, that the indemnifying parties shall not be liable for the expenses of more than one separate counsel, which counsel shall be reasonably approved by the indemnifying parties. An indemnifying party shall not be liable for any settlement of any action, suit, proceeding or claim effected without its written consent.

          (d)  Contribution.  In order to provide for just and equitable
               ------------
      contribution in circumstances in which the indemnification provided for in
      Section 6.06(a) and 6.06(b) is due in accordance with its terms but for any reason is held to be unavailable from the Company or any Holder, the Company and the Holders shall contribute to the aggregate losses, claims, damages and liabilities (including any investigation, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of any action, suit or proceeding or any claims asserted, but after deducting any contribution received by the Company from persons other than the Holders, such as persons who control the Company within the meaning of the Securities Act, officers of the Company who signed any Registration Statement and directors of the Company, who may also be liable for contribution) to which the Company and one or more of the Holders may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and each such holder on the other from the offering of the Warrant Shares or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in Section 6.06(c) hereof, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company on the one hand and each such Holder on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and each such Holder shall be deemed to be in the same proportion as (x) the total proceeds from the offering (net of underwriting discounts but before deducting expenses) received by the Company, bear to (y) the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation. The relative fault of the Company or any such Holder shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact related to information supplied by the Company or any such Holder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 6.06(d) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this
      Section 6.06(d), (i) in no case shall any Holder be liable or responsible for any amount in excess of the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation, and (ii) the Company shall be liable and responsible for any amount in excess of such dollar amount; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6.06, each person, if any, who controls a Holder within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as such Holder, and each person, if any, who controls the Company within the meaning of the Section 15 of the Securities Act or
      Section 20(a) of the Exchange Act, each officer of the Company who shall have signed any Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (i) and (ii) in the immediately preceding sentence of this
      Section 6.06(d). Any party entitled to contribution will promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section, notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties from whom contribution may be sought shall not relieve the party or parties from whom contribution may be sought shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this Section 6.06. No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its written consent. Each Holder's obligations to contribute pursuant to this Section 6.06(d) are several in proportion to their respective underwriting commitments and not joint.

          (e) Specific Performance.  The Company and the Holder acknowledge that
              --------------------
      remedies at law for the enforcement of this Section 6.06 may be inadequate and intend that this Section 6.06 shall be specifically enforceable.

                                  ARTICLE VII
                                 OTHER MATTERS
                                 -------------

            SECTION 7.01:  AMENDMENTS AND WAIVERS.  The provisions of this
            ------------   ----------------------
Warrant, including the provisions of this sentence, may not be amended, modified or supplemented, and waiver or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of holders of at least a majority of the outstanding Registrable Securities. Holders shall be bound by any consent authorized by this Section whether or not certificates representing such Registrable Securities have been marked to indicate such consent.

            SECTION 7.02:  COUNTERPARTS.  This Warrant may be executed in any
            ------------   ------------
number of counterparts and by the parties hereto in separate counterparts, each of which so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

            SECTION 7.03:  GOVERNING LAW.  This Warrant shall be governed by and
            ------------   -------------
construed in accordance with the laws of the State of New York.

            SECTION 7.04:  SEVERABILITY.  In the event that any one or more of
            ------------   ------------
the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provisions in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

            SECTION 7.05:  ATTORNEYS' FEES.  In any action or proceeding brought
            ------------   ---------------
to enforce any provisions of this Warrant, or where any provisions hereof or thereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys' fees and disbursements in addition to its costs and expenses and any other available remedy.

            SECTION 7.06:  NOTICE.  Any notices or certificates by the Company
            ------------   ------
to the Holder and by the Holder to the Company shall be deemed delivered if in writing and delivered in person or by registered mail (return receipt requested) to the Holder addressed to him in care of CIBC Oppenheimer Corp., Oppenheimer Tower, World Financial Center, New York, New York 10281 or, if the Holder has designated, by notice in writing to the Company, any other address, to such other address, and if to the Company, addressed to it at BNC Mortgage, Inc., 1063 McGaw Avenue, Irvine, California 92614, Attn: President. The Company may change its address by written notice to the Holder and the Holder may change his or its address by written notice to the Company.

          IN WITNESS WHEREOF, this Warrant has been duly executed by the Company under its corporate seal as of the ___ day of March, 1998.

                                    BNC MORTGAGE, INC.


                                    By:

                                    Name:  Kelly W. Monahan
                                    Title: President

Attest:______________________
          Secretary

                                   ASSIGNMENT
          (TO BE EXECUTED ONLY UPON ASSIGNMENT OF WARRANT CERTIFICATE)

          For value received, ____________________ hereby sells, assigns and transfers unto _________________________ the within Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ___________________ attorney, to transfer said Warrant Certificate on the books of the within-named Company with respect to the number of Warrants set forth below, with full power of substitution in the premises:

          Name (s) of
                 Assignees (s)           Address                    No. of
                 -------------           -------                    ------
Warrants
--------


          And if said number of Warrants shall not be all the Warrants represented by the Warrant Certificate, a new Warrant Certificate is to be issued in the name of said undersigned for the balance remaining of the Warrants represented by said Warrant Certificate.

          Dated:  __________________



                                         Note:  The above signature should
                                         correspond exactly with the name
                                         on the face of this Warrant
                                         Certificate.

                               SUBSCRIPTION FORM
   (TO BE EXECUTED UPON EXERCISE OF WARRANT PURSUANT TO SECTION 2.02 (a) (i))

          The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant Certificate for, and to purchase thereunder ____________ shares of Common Stock, as provided for therein, and tenders herewith payment of the purchase price in full in the form of cash or a certified or official bank check in the amount of $ ____________.

          Please issue a certificate or certificates for such Common Stock in the name of:

                     Name:__________________________________
                     _______________________________________
                     _______________________________________
                     _______________________________________
                     (Please Print Name, Address and
                     Social Security Number)
                     Signature_____________________________

NOTE: The above signature should respond exactly with the name on the first page of this Warrant Certificate or with the name of the assignee appearing in the assignment form below.

          And if said number of shares shall not be all the shares purchasable under the within Warrant Certificate, a new Warrant Certificate is to be issued in the name of said undersigned for the balance remaining of the shares purchasable thereunder rounded up to the next higher number of shares.

                             CASHLESS EXERCISE FORM
  (TO BE EXECUTED UPON EXERCISE OF WARRANT PURSUANT TO SECTION 2.02 (a) (ii))

          The undersigned hereby irrevocably elects to Exchange its Warrant for such shares of Common Stock pursuant to the Cashless Exercise provisions of the within Warrant Certificate, as provided for in Section 2.02 (a) (ii) of such Warrant Certificate.

          Please issue a certificate or certificates for such Common Stock in the name of:

                   Name:__________________________________
                   _______________________________________
                   _______________________________________
                   _______________________________________
                   (Please Print Name, Address and
                   Social Security Number)
                   Signature_____________________________

NOTE: The above signature should correspond exactly with the name on the first page of this Warrant Certificate or with the name of the assignee appearing in the assignment form below.

          And if said number of shares shall not be all the shares exchangeable or purchasable under the within Warrant Certificate, a new Warrant Certificate is to be issued in the name of the undersigned for the balance remaining of the shares purchasable rounded up to the next higher number of shares.